UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                 Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

SEAGEN INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee previously paid with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following material amends and supplements the proxy statement of Seagen Inc. (the “Company”) filed with the Securities and Exchange Commission on April 18, 2023 relating to the Company’s 2023 Annual Meeting of Shareholders to be held on Wednesday, May 31, 2023 (the “Proxy Statement”).

After the Proxy Statement was filed, the following events occurred:

•

Roger D. Dansey, M.D., the Company’s President, Research and Development and Chief Medical Officer, was appointed as a member of the board of directors of Kronos Bio, Inc., a biopharmaceutical company, effective April 20, 2023.

•	Vaughn B. Himes, Ph.D., the Company’s Chief Technical Officer, was appointed as a member of the board of directors of VBI Vaccines Inc., a biopharmaceutical company, effective April 24, 2023.

•	Alpna H. Seth, Ph.D., a member of the Company’s board of directors, was appointed as a member of the board of directors of Keros Therapeutics, Inc., a biopharmaceutical company, effective May 1, 2023.

In addition, Daniel G. Welch, a member of the Company’s board of directors, serves as chairman of the board of directors of Structure Therapeutics Inc., a biopharmaceutical company.

This supplement should be read in conjunction with the Proxy Statement, including the full biographies for Drs. Dansey, Himes, and Seth and Mr. Welch.